GENERAL MILLS, INC.

                               and

                  NORWEST BANK MINNESOTA, N.A.

                          Rights Agent

                        Rights Agreement

                  Dated as of December 11, 1995

                        TABLE OF CONTENTS

                                                        Page

Section 1.  Certain Definitions                           1

Section 2.  Appointment of Rights Agent                   7

Section 3.  Issue of Right Certificates                   7

Section 4.  Form of Right Certificates                   11

Section 5.  Countersignature and Registration            12

Section 6.  Transfer, Split Up, Combination and
              Exchange of Right Certificates;
              Mutilated, Destroyed, Lost or
              Stolen Right Certificates                  13

Section 7.  Exercise of Rights; Purchase Price;
              Expiration Date of Rights                  15

Section 8.  Cancellation and Destruction of
              Right Certificates                         18

Section 9.  Availability of Common Shares                18

Section 10. Preference Shares Record Date                20

Section 11. Adjustment of Purchase Price, Number of
              Shares or Number of Rights                 20

Section 12. Certificate of Adjusted Purchase Price
              or Number of Shares                        36

Section 13. Consolidation, Merger or Sale or Transfer
              of Assets or Earning Power                 36

Section 14. Fractional Rights and Fractional Shares      39

Section 15. Rights of Action                             41

Section 16. Agreement of Right Holders                   42

Section 17. Right Certificate Holder Not Deemed a
              Stockholder                                43

Section 18. Concerning the Rights Agent                  44

Section 19. Merger or Consolidation or Change of
              Name of Rights Agent                       45

Section 20. Duties of Rights Agent                       46

Section 21. Change of Rights Agent                       50

Section 22. Issuance of New Right Certificates           53

Section 23. Redemption                                   53

Section 24. Exchange                                     54

Section 25. Notice of Certain Events                     57

Section 26. Notices                                      59

Section 27. Supplements and Amendments                   60

Section 28. Successors                                   61

Section 29. Benefits of this Agreement                   62

Section 30. Severability                                 62

Section 31. Governing Law                                62

Section 32. Counterparts                                 63

Section 33. Descriptive Headings                         63

Signatures                                               63

Exhibit A - Form of Certificate of Designation

Exhibit B - Form of Right Certificate

Exhibit C - Summary of Rights to Purchase Preference
              Shares

          Agreement, dated as of December 11, 1995, between

General Mills, Inc., a Delaware corporation (the "Company"), and

Norwest Bank Minnesota, N.A. (the "Rights Agent").

          The Board of Directors of the Company has authorized

and declared a dividend of one Preference Share purchase right

(a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on January 10, 1996 (the "Record

Date"), each Right representing the right to purchase one one-

hundredth of a Preference Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution

Date, the Redemption Date and the Final Expiration Date (as

such terms are hereinafter defined).

          Accordingly, in consideration of the premises and the

mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Certain Definitions.  For purposes of

this Agreement, the following terms have the meanings

indicated:

          (a)  "Acquiring Person" shall mean any Person (as

such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common

Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter

defined) of the Company, any employee benefit plan of the

Company or any Subsidiary of the Company, or any entity holding

Common Shares for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, no Person shall become an

"Acquiring Person" as the result of an acquisition of Common

Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares

beneficially owned by such Person to 20% or more of the Common

Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share

purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person".  Notwithstanding the

foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an

"Acquiring Person", as defined pursuant to the foregoing

provisions of this paragraph (a), has become such

inadvertently, and such Person divests as promptly as

practicable a sufficient number of Common Shares so that such

Person would no longer be an "Acquiring Person," as defined

pursuant to the foregoing provisions of this paragraph (a),

then such Person shall not be deemed to be an "Acquiring

Person" for any purposes of this Agreement.

          (b)  "Affiliate" and "Associate" shall have the

respective meanings ascribed to such terms in Rule 12b-2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

          (c)  A Person shall be deemed the "Beneficial Owner"

of and shall be deemed to "beneficially own" any securities:

         (i)   which such Person or any of such Person's

     Affiliates or Associates beneficially owns, directly or

     indirectly;

        (ii)   which such Person or any of such Person's

     Affiliates or Associates has (A) the right to acquire

     (whether such right is exercisable immediately or only

     after the passage of time) pursuant to any agreement,

     arrangement or understanding (other than customary

     agreements with and between underwriters and selling group members with respect to a bona fide public offering of

     securities), or upon the exercise of conversion rights,

     exchange rights, rights (other than these Rights),

     warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or

     to beneficially own, securities tendered pursuant to a

     tender or exchange offer made by or on behalf of such

     Person or any of such Person's Affiliates or Associates

     until such tendered securities are accepted for purchase

     or exchange; or (B) the right to vote pursuant to any

     agreement, arrangement or understanding; provided,

     further, that a Person shall not be deemed the Beneficial

     Owner of, or to beneficially own, any security if the

     agreement, arrangement or understanding to vote such

     security (1) arises solely from a revocable proxy or

     consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in

     accordance with, the applicable rules and regulations

     promulgated under the Exchange Act and (2) is not also

     then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

       (iii)   which are beneficially owned, directly or

     indirectly, by any other Person with which such Person or

     any of such Person's Affiliates or Associates has any

     agreement, arrangement or understanding (other than

     customary agreements with and between underwriters and

     selling group members with respect to a bona fide public

     offering of securities) for the purpose of acquiring,

     holding, voting (except to the extent contemplated by the

     proviso to Section 1(c)(ii)(B)) or disposing of any

     securities of the Company.

          Notwithstanding anything in this definition of

Beneficial Ownership to the contrary, the phrase "then

outstanding," when used with reference to a Person's Beneficial

Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and

outstanding which such Person would be deemed to own

beneficially hereunder.

          (d)  "Business Day" shall mean any day other than a

Saturday, a Sunday, or a day on which banking institutions in the State of the principal office of the Rights Agent are

authorized or obligated by law or executive order to close.

          (e)  "Close of business" on any given date shall mean

5:00 P.M., local time in the State of the principal office of the Rights Agent, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., local time in the State of the principal office of the Rights Agent, on the next succeeding Business Day.

          (f)  "Common Shares" when used with reference to the

Company shall mean the shares of common stock, par value $.10 per share, of the Company.  "Common Shares" when used with

reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting

power of such other Person or, if such other Person is a

Subsidiary of another Person, the Person or Persons which

ultimately control such first-mentioned Person.

          (g)  "Distribution Date" shall have the meaning set

forth in Section 3 hereof.

          (h)  "Final Expiration Date" shall have the meaning

set forth in Section 7 hereof.

          (i)  "Person" shall mean any individual, firm,

corporation or other entity, and shall include any successor

(by merger or otherwise) of such entity.

          (j)  "Preference Shares" shall mean shares of

Series B Participating Cumulative Preference Stock, without par value, of the Company.

          (k)  "Redemption Date" shall have the meaning set

forth in Section 7 hereof.

          (l)  "Shares Acquisition Date" shall mean the first

date of public announcement by the Company or an Acquiring

Person that an Acquiring Person has become such.

          (m)  "Subsidiary" of any Person shall mean any

corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is

owned, directly or indirectly, by such Person.

          Section 2.  Appointment of Rights Agent.  The Company

hereby appoints the Rights Agent to act as agent for the

Company and the holders of the Rights (who, in accordance with

Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-

Rights Agents as it may deem necessary or desirable.

          Section 3.  Issue of Right Certificates.  (a)  Until

the earlier of (i) the tenth day after the Shares Acquisition

Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any

Subsidiary of the Company, any employee benefit plan of the

Company or of any Subsidiary of the Company or any entity

holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the

Company, any employee benefit plan of the Company or of any

Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 20% or more of the then outstanding Common Shares

(including any such date which is after the date of this

Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution

Date"), (x) the Rights will be evidenced (subject to the

provisions of Section 3(b) hereof) by the certificates for

Common Shares registered in the names of the holders thereof

(which certificates shall also be deemed to be Right

Certificates) and not by separate Right Certificates, and (y)

the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the

Company will send or cause to be sent (and the Rights Agent

will, if requested, send) by first-class, postage- prepaid

mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such

holder shown on the records of the Company, a Right

Certificate, in substantially the form of Exhibit B hereto (a

"Right Certificate"), evidencing one Right for each Common

Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b)  On or about February 1, 1996, or as promptly as

reasonably practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preference Shares, in

substantially the form of Exhibit C hereto (the "Summary of

Rights"), by postage- prepaid mail, to each record holder of

Common Shares as of the close of business on the Record Date,

at the address of such holder shown on the records of the

Company.  With respect to certificates for Common Shares

outstanding as of the Record Date, until the Distribution Date,

the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the

Summary of Rights attached thereto.  Until the Distribution

Date (or the earlier of the Redemption Date or the Final

Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or

without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the

Common Shares represented thereby.

          (c)  Certificates for Common Shares which become

outstanding (including, without limitation, reacquired Common

Shares referred to in the last sentence of this paragraph (c))

after the Record Date but prior to the earliest of the

Distribution Date, the Redemption Date or the Final Expiration

Date shall have impressed on, printed on, written on or

otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between General Mills, Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Rights Agent"), dated as of December 11, 1995 (as amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing

legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be

evidenced by such certificates alone, and the surrender for

transfer of any such certificate shall also constitute the

transfer of the Rights associated with the Common Shares

represented thereby.  In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such

Common Shares shall be deemed cancelled and retired so that the

Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

          Section 4.  Form of Right Certificates.  The Right

Certificates (and the forms of election to purchase Preference

Shares and of assignment to be printed on the reverse thereof)

shall be substantially in the form set forth in Exhibit B

hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any

stock exchange on which the Rights may from time to time be

listed, or to conform to usage.  Subject to the provisions of

Section 22 hereof, the Right Certificates shall entitle the

holders thereof to purchase such number of one one-hundredths of a Preference Share as shall be set forth therein at the

price per one one-hundredth of a Preference Share set forth

therein (the "Purchase Price"), but the number of such one one-

hundredths of a Preference Share or other securities

purchasable and the Purchase Price shall be subject to

adjustment as provided herein.

          Section 5.  Countersignature and Registration.  (a)

The Right Certificates shall be executed on behalf of the

Company by its Chairman of the Board, its Chief Executive

Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be

attested by the Secretary or an Assistant Secretary of the

Company, either manually or by facsimile signature.  The Right

Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before

countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b)  Following the Distribution Date, the Rights

Agent will keep or cause to be kept, at its principal office,

books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and

addresses of the respective holders of the Right Certificates,

the number of Rights evidenced on its face by each of the Right

Certificates and the date of each of the Right Certificates.

          Section 6.  Transfer, Split Up, Combination and

Exchange of Right Certificates; Mutilated, Destroyed, Lost or

Stolen Right Certificates.  (a)  Subject to the provisions of

Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration

Date, any Right Certificate or Right Certificates (other than

Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been

exchanged pursuant to Section 24 hereof) may be transferred,

split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to

purchase a like number of one one- hundredths of a Preference

Share as the Right Certificate or Right Certificates

surrendered then entitled such holder to purchase.  Any

registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and

shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the

principal office of the Rights Agent.  Thereupon the Rights

Agent shall countersign and deliver to the person entitled

thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up,

combination or exchange of Right Certificates.

       (b)  Upon receipt by the Company and the Rights Agent

of evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security

reasonably satisfactory to them, and, at the Company's request,

reimbursement to the Company and the Rights Agent of all

reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right

Certificate of like tenor to the Rights Agent for

countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or

mutilated.

          Section 7.  Exercise of Rights; Purchase Price;

Expiration Date of Rights.  (a)  The registered holder of any

Right Certificate may exercise the Rights evidenced thereby

(except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the

Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preference

Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on February 1, 2006 (the

"Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption

Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

          (b)  The Purchase Price for each one one-hundredth of

a Preference Share purchasable pursuant to the exercise of a

Right shall initially be $240, and shall be subject to

adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United

States of America in accordance with paragraph (c) below.

          (c)  Upon receipt of a Right Certificate representing

exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right

Certificate in accordance with Section 9 hereof, the Rights

Agent shall thereupon promptly (i) (A) requisition from any

transfer agent of the Preference Shares certificates for the number of Preference Shares to be purchased and the Company

hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-

hundredths of a Preference Share as are to be purchased (in

which case certificates for the Preference Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the

depositary agent to comply with such request, (ii) when

appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such

certificates or depositary receipts, cause the same to be

delivered to or upon the order of the registered holder of such

Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after

receipt, deliver such cash to or upon the order of the

registered holder of such Right Certificate.  The payment of the Purchase Price may be made (x) in cash or by certified bank check or bank draft payable to the order of the Company, or (y)

by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price

divided by the current market price (as determined pursuant to

Section 11(d) hereof) per Common Share on the date of such

exercise.  In the event that the Company is obligated to issue other securities (including Common Shares) of the Company

pursuant to Section 11(a) hereof, the Company will make all

arrangements necessary so that such other securities are

available for distribution by the Rights Agent, if and when

appropriate.

          (d)  In case the registered holder of any Right

Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the

Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the

provisions of Section 14 hereof.

          Section 8.  Cancellation and Destruction of Right

Certificates.  All Right Certificates surrendered for the

purpose of exercise, transfer, split up, combination or

exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the

provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the

Rights Agent shall so cancel and retire, any other Right

Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right

Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9.  Availability of Preference Shares.  The

Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued

Preference Shares or any Preference Shares held in its

treasury, the number of Preference Shares that will be

sufficient to permit the exercise in full of all outstanding

Rights in accordance with Section 7.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preference Shares delivered upon exercise of

Rights shall, at the time of delivery of the certificates for such Preference Shares (subject to payment of the Purchase

Price), be duly and validly authorized and issued and fully

paid and nonassessable shares.

          The Company further covenants and agrees that it will

pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the

issuance or delivery of the Right Certificates or of any

Preference Shares upon the exercise of Rights.  The Company

shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right

Certificates to a person other than, or the issuance or

delivery of certificates or depositary receipts for the

Preference Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or

depositary receipts for Preference Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the

Company's reasonable satisfaction that no such tax is due.

          Section 10.  Preference Shares Record Date.  Each

person in whose name any certificate for Preference Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preference

Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing

such Rights was duly surrendered and payment of the Purchase

Price (and any applicable transfer taxes) was made; provided,

however, that if the date of such surrender and payment is a date upon which the Preference Shares transfer books of the

Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the

Preference Shares transfer books of the Company are open.

Prior to the exercise of the Rights evidenced thereby, the

holder of a Right Certificate shall not be entitled to any

rights of a holder of Preference Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to

exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11.  Adjustment of Purchase Price, Number of

Shares or Number of Rights.  The Purchase Price, the number and kind of Preference Shares or other shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)  (i)  In the event the Company shall at any time

after the date of this Agreement (A) declare a dividend on the

Preference Shares payable in Preference Shares, (B) subdivide the outstanding Preference Shares, (C) combine the outstanding

Preference Shares into a smaller number of Preference Shares or

(D) issue any shares of its capital stock in a reclassification of the Preference Shares (including any such reclassification in connection with a consolidation or merger in which the

Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or

reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised

immediately prior to such date and at a time when the

Preference Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

        (ii)   Subject to Section 24 of this Agreement, in the

event any Person becomes an Acquiring Person, each holder of a

Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price

multiplied by the number of one one-hundredths of a Preference

Share for which the Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preference

Shares, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current

Purchase Price by the number of one one-hundredths of a

Preference Share for which a Right is then exercisable and

dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined

pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an

Acquiring Person and the Rights shall then be outstanding, the

Company shall not take any action which would eliminate or

diminish the benefits intended to be afforded by the Rights.

          From and after the occurrence of such event, any

Rights that are or were acquired or beneficially owned by any

Acquiring Person (or any Associate or Affiliate of such

Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 that represents Rights

beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person

whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such

Acquiring Person, Associate or Affiliate; and any Right

Certificate delivered to the Rights Agent for transfer to an

Acquiring Person whose Rights would be void pursuant to the

preceding sentence shall be cancelled.

       (iii)   In the event that there shall not be sufficient

Common Shares issued but not outstanding or authorized but

unissued to permit the exercise in full of the Rights in

accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize

additional Common Shares for issuance upon exercise of the

Rights.  In the event the Company shall, after good faith

effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be

issuable upon exercise of a Right, a number of Preference

Shares or fraction thereof such that the current per share

market price of one Preference Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preference

Shares or fraction thereof.

          (b)  In case the Company shall fix a record date for

the issuance of rights, options or warrants to all holders of

Preference Shares entitling them (for a period expiring within

45 calendar days after such record date) to subscribe for or purchase Preference Shares (or shares having the same rights,

privileges and preferences as the Preference Shares

("equivalent preference shares")) or securities convertible

into Preference Shares or equivalent preference shares at a

price per Preference Share or equivalent preference share (or having a conversion price per share, if a security convertible into Preference Shares or equivalent preference shares) less than the then current per share market price of the Preference

Shares (as defined in Section 11(d)) on such record date, the

Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect

immediately prior to such record date by a fraction, the

numerator of which shall be the number of Preference Shares

outstanding on such record date plus the number of Preference

Shares which the aggregate offering price of the total number of Preference Shares and/or equivalent preference shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preference Shares outstanding on such record date plus the number of additional Preference Shares and/or

equivalent preference shares to be offered for subscription or purchase (or into which the convertible securities so to be

offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one

Right.  In case such subscription price may be paid in a

consideration part or all of which shall be in a form other

than cash, the value of such consideration shall be as

determined in good faith by the Board of Directors of the

Company, whose determination shall be described in a statement filed with the Rights Agent.  Preference Shares owned by or

held for the account of the Company shall not be deemed

outstanding for the purpose of any such computation.  Such

adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be

adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c)  In case the Company shall fix a record date for

the making of a distribution to all holders of the Preference

Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the

continuing or surviving corporation) of evidences of

indebtedness or assets (other than a regular quarterly cash

dividend or a dividend payable in Preference Shares) or

subscription rights or warrants (excluding those referred to in

Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the

Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preference Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent)

of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

applicable to one Preference Share and the denominator of which shall be such current per share market price of the Preference

Shares; provided, however, that in no event shall the

consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such

adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the

Purchase Price which would then be in effect if such record

date had not been fixed.

          (d)  (i)  For the purpose of any computation

hereunder, the "current per share market price" of any security

(a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing

prices per share of such Security for the 30 consecutive

Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is

determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision,

combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be

appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

York Stock Exchange or, if the Security is not listed or

admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national

securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to

trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the

National Association of Securities Dealers, Inc. Automated

Quotations System ("NASDAQ") or such other system then in use,

or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company.

The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or,

if the Security is not listed or admitted to trading on any

national securities exchange, a Business Day.

        (ii)   For the purpose of any computation hereunder,

the "current per share market price" of the Preference Shares shall be determined in accordance with the method set forth in

Section 11(d)(i).  If the Preference Shares are not publicly traded, the "current per share market price" of the Preference

Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to

Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.  If neither the

Common Shares nor the Preference Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the

Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

          (e)  No adjustment in the Purchase Price shall be

required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided,

however, that any adjustments which by reason of this Section

11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All

calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preference Share or one ten-thousandth of any other share or security as the

case may be.  Notwithstanding the first sentence of this

Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii)

the date of the expiration of the right to exercise any Rights.

          (f)  If as a result of an adjustment made pursuant to

Section 11(a) hereof, the holder of any Right thereafter

exercised shall become entitled to receive any shares of

capital stock of the Company other than Preference Shares,

thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as

practicable to the provisions with respect to the Preference

Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the

Preference Shares shall apply on like terms to any such other shares.

          (g)  All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price

hereunder shall evidence the right to purchase, at the adjusted

Purchase Price, the number of one one- hundredths of a

Preference Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h)  Unless the Company shall have exercised its

election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

Sections 11(b) and (c), each Right outstanding immediately

prior to the making of such adjustment shall thereafter

evidence the right to purchase, at the adjusted Purchase Price,

that number of one one-hundredths of a Preference Share

(calculated to the nearest one one-millionth of a Preference

Share) obtained by (i) multiplying (x) the number of one one-

hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii)

dividing the product so obtained by the Purchase Price in

effect immediately after such adjustment of the Purchase Price.

          (i)  The Company may elect on or after the date of

any adjustment of the Purchase Price to adjust the number of

Rights, in substitution for any adjustment in the number of one one-hundredths of a Preference Share purchasable upon the

exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preference Share for which a

Right was exercisable immediately prior to such adjustment.

Each Right held of record prior to such adjustment of the

number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the

Purchase Price in effect immediately prior to adjustment of the

Purchase Price by the Purchase Price in effect immediately

after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of

Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.

This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as

practicable, cause to be distributed to holders of record of

Right Certificates on such record date Right Certificates

evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such

adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and

replacement for the Right Certificates held by such holders

prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j)  Irrespective of any adjustment or change in the

Purchase Price or the number of one one-hundredths of a

Preference Share issuable upon the exercise of the Rights, the

Right Certificates theretofore and thereafter issued may

continue to express the Purchase Price and the number of one one-hundredths of a Preference Share which were expressed in the initial Right Certificates issued hereunder.

          (k)  Before taking any action that would cause an

adjustment reducing the Purchase Price below one one-

hundredth of the then par value, if any, of the Preference

Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its

counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preference Shares at such adjusted Purchase Price.

           (l)  In any case in which this Section 11 shall

require that an adjustment in the Purchase Price be made

effective as of a record date for a specified event, the

Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such

record date of the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preference Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such

adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument

evidencing such holder's right to receive such additional

shares upon the occurrence of the event requiring such

adjustment.

          (m)  Anything in this Section 11 to the contrary

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the

Preference Shares, issuance wholly for cash of any Preference

Shares at less than the current market price, issuance wholly for cash of Preference Shares or securities which by their

terms are convertible into or exchangeable for Preference

Shares, dividends on Preference Shares payable in Preference

Shares or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preference Shares shall not be taxable to such stockholders.

          (n)  In the event that at any time after the date of

this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares

payable in Common Shares or (ii) effect a subdivision,

combination or consolidation of the Common Shares (by

reclassification or otherwise than by payment of dividends in

Common Shares) into a greater or lesser number of Common

Shares, then in any such case (A) the number of one one-

hundredths of a Preference Share purchasable after such event upon proper exercise of each Right shall be determined by

multiplying the number of one one-hundredths of a Preference

Share so purchasable immediately prior to such event by a

fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding

immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.

The adjustments provided for in this Section 11(n) shall be

made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is

effected.

          Section 12.  Certificate of Adjusted Purchase Price

or Number of Shares.  Whenever an adjustment is made as

provided in Section 11 or 13 hereof, the Company shall promptly

(a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,

(b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preference Shares a copy of such

certificate and (c) subject to Section 25(c), mail a brief

summary thereof to each holder of a Right Certificate in

accordance with Section 25 hereof.

          Section 13.  Consolidation, Merger or Sale or

Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an Acquiring

Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the

Company shall be the continuing or surviving corporation of

such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or

cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions,

assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the

number of one one-hundredths of a Preference Share for which a

Right is then exercisable, in accordance with the terms of this

Agreement and in lieu of Preference Shares, such number of

Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall

equal the result obtained by (A) multiplying the then current

Purchase Price by the number of one one-hundredths of a

Preference Share for which a Right is then exercisable and

dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person

(determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer;

(ii) the issuer of such Common Shares shall thereafter be

liable for, and shall assume, by virtue of such consolidation,

merger, sale or transfer, all the obligations and duties of the

Company pursuant to this Agreement; (iii) the term "Company"

shall thereafter be deemed to refer to such issuer; and (iv)

such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.  The Company shall not

consummate any such consolidation, merger, sale or transfer

unless prior thereto the Company and such issuer shall have

executed and delivered to the Rights Agent a supplemental

agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants,

instruments or securities outstanding or any agreements or

arrangements which, as a result of the consummation of such

transaction, would eliminate or substantially diminish the

benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 14.  Fractional Rights and Fractional Shares.

(a)  The Company shall not be required to issue fractions of

Rights or to distribute Right Certificates which evidence

fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same

fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the

Trading Day immediately prior to the date on which such

fractional Rights would have been otherwise issuable.  The

closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the

average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated

transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New

York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the

Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the

average of the high bid and low asked prices in the over-the-

counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked

prices as furnished by a professional market maker making a

market in the Rights selected by the Board of Directors of the

Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the

Company shall be used.

          (b)  The Company shall not be required to issue

fractions of Preference Shares (other than fractions which are integral multiples of one one-hundredth of a Preference Share)

upon exercise of the Rights or to distribute certificates which evidence fractional Preference Shares (other than fractions

which are integral multiples of one one-hundredth of a

Preference Share).  Fractions of Preference Shares in integral multiples of one one-hundredth of a Preference Share may, at the election of the Company, be evidenced by depositary

receipts, pursuant to an appropriate agreement between the

Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary

receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the

Preference Shares represented by such depositary receipts.  In lieu of fractional Preference Shares that are not integral

multiples of one one-hundredth of a Preference Share, the

Company shall pay to the registered holders of Right

Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preference Share.  For the purposes of this Section 14(b), the current market value of a Preference

Share shall be the closing price of a Preference Share (as

determined pursuant to the second sentence of Section 11(d)(i)

hereof) for the Trading Day immediately prior to the date of such exercise.

          (c)  The holder of a Right by the acceptance of the

Right expressly waives such holder's right to receive any

fractional Rights or any fractional shares upon exercise of a

Right (except as provided above).

          Section 15.  Rights of Action.  All rights of action

in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates

(and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right

Certificate (or, prior to the Distribution Date, of the Common

Shares), without the consent of the Rights Agent or of the

holder of any other Right Certificate (or, prior to the

Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right

Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an

adequate remedy at law for any breach of this Agreement and

will be entitled to specific performance of the obligations

under, and injunctive relief against actual or threatened

violations of the obligations of any Person subject to, this

Agreement.

          Section 16.  Agreement of Right Holders.  Every

holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other

holder of a Right that:

          (a)  prior to the Distribution Date, the Rights will

be transferable only in connection with the transfer of the

Common Shares;

          (b)  after the Distribution Date, the Right

Certificates are transferable only on the registry books of the

Rights Agent if surrendered at the principal office of the

Rights Agent, duly endorsed or accompanied by a proper

instrument of transfer; and

          (c)  the Company and the Rights Agent may deem and

treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares

certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated

Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any

notice to the contrary.

          Section 17.  Right Certificate Holder Not Deemed a

Stockholder.  No holder, as such, of any Right Certificate

shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preference Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall

anything contained herein or in any Right Certificate be

construed to confer upon the holder of any Right Certificate,

as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any

matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders

(except as provided in Section 25 hereof), or to receive

dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18.  Concerning the Rights Agent.  The

Company agrees to pay to the Rights Agent reasonable

compensation for all services rendered by it hereunder and,

from time to time, on demand of the Rights Agent, its

reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The

Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense,

incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and

administration of this Agreement, including the costs and

expenses of defending against any claim of liability in the

premises.

          The Rights Agent shall be protected and shall incur

no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this

Agreement in reliance upon any Right Certificate or certificate for the Preference Shares or Common Shares or for other

securities of the Company, instrument of assignment or

transfer, power of attorney, endorsement, affidavit, letter,

notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be

signed, executed and, where necessary, verified or

acknowledged, by the proper person or persons, or otherwise

upon the advice of counsel as set forth in Section 20 hereof.

          Section 19.  Merger or Consolidation or Change of

Name of Rights Agent.  Any corporation into which the Rights

Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any

successor Rights Agent shall be a party, or any corporation

succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have

been countersigned but not delivered, any such successor Rights

Agent may adopt the countersignature of the predecessor Rights

Agent and deliver such Right Certificates so countersigned; and

in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may

countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights

Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.

          In case at any time the name of the Rights Agent

shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights

Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at

that time any of the Right Certificates shall not have been

countersigned, the Rights Agent may countersign such Right

Certificates either in its prior name or in its changed name;

and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this

Agreement.

          Section 20.  Duties of Rights Agent.  The Rights

Agent undertakes the duties and obligations imposed by this

Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by

their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel

(who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and

protection to the Rights Agent as to any action taken or

omitted by it in good faith and in accordance with such

opinion.

          (b)  Whenever in the performance of its duties under

this Agreement the Rights Agent shall deem it necessary or

desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be

conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive

Officer, the President, any Vice President, or the Secretary of

the Company and delivered to the Rights Agent; and such

certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the

provisions of this Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder to

the Company and any other Person only for its own negligence,

bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by

reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its

countersignature thereof) or be required to verify the same,

but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution

hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this

Agreement or in any Right Certificate; nor shall it be

responsible for any change in the exercisability of the Rights

(including the Rights becoming void pursuant to

Section 11(a)(ii) hereof) or any adjustment in the terms of the

Rights (including the manner, method or amount thereof)

provided for in Section 3, 11, 13, 23 or 24, or the

ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or

warranty as to the authorization or reservation of any

Preference Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preference Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform,

execute, acknowledge and deliver or cause to be performed,

executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the

Rights Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and

directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the

Board, the Chief Executive Officer, the President, any Vice

President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its

duties, and it shall not be liable for any action taken or

suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          (h)  The Rights Agent and any stockholder, director,

officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or

become pecuniarily interested in any transaction in which the

Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein

shall preclude the Rights Agent from acting in any other

capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of

the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or

agents, and the Rights Agent shall not be answerable or

accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company

resulting from any such act, default, neglect or misconduct,

provided reasonable care was exercised in the selection and

continued employment thereof.

          Section 21.  Change of Rights Agent.  The Rights

Agent or any successor Rights Agent may resign and be

discharged from its duties under this Agreement upon 30 days'

notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preference Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing,

mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or

Preference Shares by registered or certified mail, and, after the Distribution Date, to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the

Company shall appoint a successor to the Rights Agent.  If the

Company shall fail to make such appointment within a period of

30 days after giving notice of such removal or after it has

been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his

Right Certificate for inspection by the Company), then the

registered holder of any Right Certificate may apply to any

court of competent jurisdiction for the appointment of a new

Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation

organized and doing business under the laws of the United

States or of any other state of the United States so long as such corporation is authorized to do business as a banking

institution in the State of Minnesota or New York, in good

standing, having an office in the State of Minnesota or New

York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority, or which is a

Subsidiary of such banking institution, and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million.  After appointment, the

successor Rights Agent shall be vested with the same powers,

rights, duties and responsibilities as if it had been

originally named as Rights Agent without further act or deed;

but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance,

conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor

Rights Agent and each transfer agent of the Common Shares or

Preference Shares, and, after the Distribution Date, mail a

notice thereof in writing to the registered holders of the

Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not

affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights

Agent, as the case may be.

          Section 22.  Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any

adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property

purchasable under the Right Certificates made in accordance

with the provisions of this Agreement.

          Section 23.  Redemption.  (a)  The Board of Directors

of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  The redemption of the

Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of

Directors in its sole discretion may establish.

          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

The Company shall promptly give public notice of any such

redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of

such redemption.  Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the

then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the

manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption

Price will be made.  Neither the Company nor any of its

Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that

specifically set forth in this Section 23 or in Section 24

hereof, and other than in connection with the purchase of

Common Shares prior to the Distribution Date.

          Section 24.  Exchange.  (a)  The Board of Directors

of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include

Rights that have become void pursuant to the provisions of

Section 11(a)(ii) hereof) for Common Shares at an exchange

ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being

hereinafter referred to as the "Exchange Ratio").

Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any

Person (other than the Company, any Subsidiary of the Company,

any employee benefit plan of the Company or any such

Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of

50% or more of the Common Shares then outstanding.

          (b)  Immediately upon the action of the Board of

Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common

Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however,

that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of

exchange will state the method by which the exchange of the

Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be

exchanged.  Any partial exchange shall be effected pro rata

based on the number of Rights (other than Rights which have

become void pursuant to the provisions of Section 11(a)(ii)

hereof) held by each holder of Rights.

          (c)  In the event that there shall not be sufficient

Common Shares issued but not outstanding or authorized but

unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all

such action as may be necessary to authorize additional Common

Shares for issuance upon exchange of the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such

additional Common Shares, the Company shall substitute, for

each Common Share that would otherwise be issuable upon

exchange of a Right, a number of Preference Shares or fraction thereof such that the current per share market price of one

Preference Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preference Shares or fraction

thereof.

          (d)  The Company shall not be required to issue

fractions of Common Shares or to distribute certificates which evidence fractional Common Shares.  In lieu of such fractional

Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional

Common Shares would otherwise be issuable an amount in cash

equal to the same fraction of the current market value of a

whole Common Share.  For the purposes of this paragraph (d),

the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this

Section 24.

          Section 25.  Notice of Certain Events.  (a) In case

the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preference Shares or to make any other distribution to the holders of its Preference

Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preference Shares rights or

warrants to subscribe for or to purchase any additional

Preference Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any

reclassification of its Preference Shares (other than a

reclassification involving only the subdivision of outstanding

Preference Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries

(taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a

Right Certificate, in accordance with Section 26 hereof, a

notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such

reclassification, consolidation, merger, sale, transfer,

liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Preference

Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or

(ii) above at least 10 days prior to the record date for

determining holders of the Preference Shares for purposes of such action, and in the case of any such other action, at least

10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of

Preference Shares, whichever shall be the earlier.

          (b)  In case the event set forth in Section 11(a)(ii)

hereof shall occur, then the Company shall as soon as

practicable thereafter give to each holder of a Right

Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

          (c)  Notwithstanding anything in this Agreement to

the contrary, prior to the Distribution Date a filing by the

Company with the Securities and Exchange Commission shall

constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this

Agreement and no other notice need be given.

          Section 26.  Notices.  Notices or demands authorized

by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               General Mills, Inc.
               Number One General Mills Boulevard
               Minneapolis, MN  55426
               Attention:  Corporate Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the

Company or by the holder of any Right Certificate to or on the

Rights Agent shall be sufficiently given or made if sent by

first-class mail, postage prepaid, addressed (until another

address is filed in writing with the Company) as follows:

               Norwest Bank Minnesota, N.A.
               161 North Concord Exchange
               P.O. Box 566
               South St. Paul, MN  55075-0738
               Attention:  Shareholder Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27.  Supplements and Amendments.  The Company

may from time to time supplement or amend this Agreement

without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any

provision contained herein which may be defective or

inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or

amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this

Agreement shall not be amended in any manner which would

adversely affect the interests of the holders of Rights.

Without limiting the foregoing, the Company may at any time

prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in

Sections 1(a) and 3(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding

Common Shares then known by the Company to be beneficially

owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any

Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (ii) 10%.

          Section 28.  Successors.  All the covenants and

provisions of this Agreement by or for the benefit of the

Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29.  Benefits of this Agreement.  Nothing in

this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date,

the Common Shares) any legal or equitable right, remedy or

claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

          Section 30.  Severability.  If any term, provision,

covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions,

covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 31.  Governing Law.  This Agreement and each

Right Certificate issued hereunder shall be deemed to be a

contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 32.  Counterparts.  This Agreement may be

executed in any number of counterparts and each of such

counterparts shall for all purposes be deemed to be an

original, and all such counterparts shall together constitute but one and the same instrument.

          Section 33.  Descriptive Headings.  Descriptive

headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the

meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused

this Agreement to be duly executed and attested, all as of the day and year first above written.

                                 GENERAL MILLS, INC.
Attest:

By  /s/ Ivy S. Bernhardson       By  /s/ Siri S. Marshall
   Title: Assistant Secretary      Title: Senior Vice President

Attest:                          NORWEST BANK MINNESOTA, N.A.

By  /s/ Kenneth Swanson          By  /s/ Barbara M. Novak
   Title: Assistant Secretary      Title:  Assistant Vice President

                                                  Exhibit A

          CERTIFICATE OF DESIGNATION, PREFERENCES AND
              RIGHTS OF SERIES B PARTICIPATING
                 CUMULATIVE PREFERENCE STOCK

                             of

                     GENERAL MILLS, INC.

   Pursuant to Section 151 of the General Corporation Law
                  of the State of Delaware
             ________________________________

          We, Stephen W. Sanger, Chairman of the Board, and Siri S. Marshall, Secretary, of General Mills, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation; the said Board of Directors on December 11, 1995, adopted the following resolution creating a series of 2,000,000 shares of Cumulative Preference Stock designated as Series B
Participating Cumulative Preference Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Cumulative Preference Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          1. Designation and Amount. The shares of such series shall be designated as "Series B Participating
Cumulative Preference Stock" and the number of shares constituting such series shall be 2,000,000.

          2.  Dividends and Distributions.

          (A)  The holders of shares of Series B
Participating Cumulative Preference Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Participating Cumulative Preference Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.10 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Participating Cumulative Preference Stock. In the event the Corporation shall at any time after December 11, 1995 (the "Right Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Participating Cumulative Preference Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series B Participating Cumulative Preference Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series B Participating Cumulative Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series B Participating Cumulative Preference Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Participating Cumulative Preference Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends of such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Participating Cumulative Preference Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Participating Cumulative Preference Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Participating Cumulative Preference Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

          3. Voting Rights. In addition to the voting rights set forth in Article IV of the Restated Certificate of Incorporation or otherwise required by law, the holders of shares of Series B Participating Cumulative Preference
Stock shall have the following voting rights:

          (A)  Subject to the provision for adjustment
hereinafter set forth, each share of Series B Participating Cumulative Preference Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Participating Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series B Participating Cumulative Preference Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If at any time dividends on any Series B Participating Cumulative Preference Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series B Participating Cumulative Preference Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Cumulative Preference Stock (including holders of the Series B Participating Cumulative Preference Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

               (ii)  During any default period, such voting
right of the holders of Series B Participating Cumulative Preference Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this
Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Cumulative Preference Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Cumulative Preference Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Cumulative Preference Stock of such voting right. At any meeting at which the holders of Cumulative Preference Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Cumulative Preference Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Cumulative Preference Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Cumulative Preference Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series B Participating Cumulative Preference Stock.

               (iii)  Unless the holders of Cumulative
Preference Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Cumulative Preference Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Cumulative Preference Stock, which meeting shall thereupon be called by the Chairman of the Board, the Chief Executive Officer, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Cumulative Preference Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Cumulative Preference Stock by mailing a copy of such notice to the holder the last address appearing on the books of the Corporation.
Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Cumulative Preference Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv)  In any default period, the holders of
Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Cumulative Preference Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Cumulative Preference Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v)  Immediately upon the expiration of a
default period, (x) the right of the holders of Cumulative Preference Stock as a class to elect Directors shall cease,
(y) the term of any Directors elected by the holders of Cumulative Preference Stock as a class shall terminate, and
(z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-
laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (D) Except as set forth herein, holders of Series B Participating Cumulative Preference Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          4. Reacquired Shares. Any shares of Series B Participating Cumulative Preference Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Cumulative Preference Stock and may be reissued as part of a new series of Cumulative Preference Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          5.  Liquidation, Dissolution or Winding Up.

          (A) Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking (either as to dividends or upon liquidation, dissolution or winding up) junior to the Series B Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Series B Participating Cumulative Preference Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Participating Cumulative Preference Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series B Participating Cumulative Preference Stock and Common Stock, respectively, holders of Series B Participating Cumulative Preference Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Cumulative Preference Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Cumulative Preference Stock, if any, which rank on a parity with the Series B Participating Cumulative Preference Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (D) Notwithstanding anything contained herein to the contrary, and so long as Paragraph (2)(i) of Article IV of the Restated Certificate of Incorporation shall so require, the aggregate involuntary liquidation value of all shares of Cumulative Preference Stock outstanding at any time shall not exceed $300,000,000 and the aggregate involuntary liquidation value of all shares of Series B Participating Cumulative Preference Stock outstanding at any time shall not exceed an amount equal to (i) $300,000,000, minus (ii) the aggregate involuntary liquidation value of all shares of any other series of Cumulative Preference Stock then outstanding. The aggregate involuntary liquidation value of the Series B Participating Cumulative Preference Stock otherwise payable shall be reduced, if necessary, to comply with the preceding sentence.

          6.  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Participating Cumulative Preference Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Participating Cumulative Preference Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7.  No Redemption.  The shares of Series B
Participating Cumulative Preference Stock shall not be redeemable.

          8.  Amendment.  The Restated Certificate of
Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Participating Cumulative Preference Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Participating Cumulative Preference Stock, voting separately as a class.

          9.  Fractional Shares.  Series B Participating
Cumulative Preference Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B
Participating Cumulative Preference Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 18th day of December, 1995.

                              /s/S. W. Sanger
                              Chairman of the Board
Attest:

/s/S. S. Marshall
Secretary
                                                      Exhibit B

                    Form of Right Certificate

Certificate No. R-                             _____ Rights

      NOT EXERCISABLE AFTER FEBRUARY 1, 2006 OR EARLIER IF
       REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUB-
      JECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE
         ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                        Right Certificate

                       GENERAL MILLS, INC.

          This certifies that ___________________, or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 11, 1995 (the "Rights Agreement"), between General Mills, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, N.A. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., local time in the State of the principal office of the Rights Agent, on February 1, 2006 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one- hundredth of a fully paid non-assessable share of Series B Participating Cumulative Preference Stock, without par value (the "Preference Shares"), of the Company, at a purchase price of $240 per one one-hundredth of a Preference Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one- hundredths of a Preference Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 11, 1995, based on the Preference Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preference Share (or other securities) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preference Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preference Shares or shares of the Company's Common Stock, par value $.10 per share.

          No fractional Preference Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper
officers of the Company and its corporate seal.  Dated as of
__________________.

ATTEST:                        GENERAL MILLS, INC.

                               By

Countersigned:

NORWEST BANK MINNESOTA, N.A.

By
   Authorized Signature

            Form of Reverse Side of Right Certificate

                       FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)


          FOR VALUE RECEIVED ____________ hereby sells, assigns
and transfers unto
____________________________________________________________
           (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ___________________

                         Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                         Signature

     Form of Reverse Side of Right Certificate -- continued

                  FORM OF ELECTION TO PURCHASE

          (To be executed if holder desires to exercise
          Rights represented by the Right Certificate.)

To:  GENERAL MILLS, INC.

          The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the Preference Shares issuable upon the exercise of such Rights and requests that certificates for such Preference Shares be issued in the name of:

Please insert social security
or other identifying number

                 (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                 (Please print name and address)

Dated:  ____________________

                         Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     Form of Reverse Side of Right Certificate -- continued

   The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                         Signature


                             NOTICE

          The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

          In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                  Exhibit C

                  SUMMARY OF RIGHTS TO PURCHASE
                        PREFERENCE SHARES

          On December 11, 1995, the Board of Directors of General Mills, Inc. (the "Company") declared a dividend of one preference share purchase right (a "Right") for each outstanding share of common stock, par value $.10 per share (the "Common Shares"), of the Company. The dividend is payable on February 1, 1996 to stockholders of record on January 10, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Participating Cumulative Preference Stock, without par value (the "Preference Shares"), of the Company at a price of $240 per one one-hundredth of a Preference Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

          The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 1, 2006 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

          The Purchase Price payable, and the number of Preference Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preference Shares, (ii) upon the grant to holders of the Preference Shares of certain rights or warrants to subscribe for or purchase Preference Shares at a price, or securities convertible into Preference Shares with a conversion price, less than the then-current market price of the Preference Shares or (iii) upon the distribution to holders of the Preference Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preference Shares) or of subscription rights or warrants (other than those referred to above).

          The number of outstanding Rights and the number of one one-hundredths of a Preference Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          Preference Shares purchasable upon exercise of the Rights will not be redeemable. Each Preference Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preference Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preference Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preference Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preference Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preference Share purchasable upon exercise of each Right should approximate the value of one Common Share.

          In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value at the time of such occurrence of two times the exercise price of the Right.

          At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preference Share, per Right (subject to adjustment).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
No fractional Preference Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preference Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preference Shares on the last trading day prior to the date of exercise.

          At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of
(i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated December __, 1995. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.